April 29, 2002
Board of Directors:
National Companies, Inc.
4350 Oakes Road, Suite 512
Davie, Florida 33314

This letter serves an amendment to our letter agreement dated November 17th 2000 regarding the contemplated role of Global Business Resources, a Florida corporation ("GBR") as business consultant to National Companies Inc., et al. a Florida Corporation("NC").

NC agreed to pay GBR a monthly fee of $6,000 for a period beginning December 1, 2000 and ending May 31, 2001 and $8,000 per month thru April 31, 2002. Additionally NC agrees to pay GBR a monthly fee of $8,000 From May 1st thru August 31th, 2002. Payment is due and payable in advance on the first of each month.

All of the terms and conditions of the letter agreement dated November 17th 2000, shall remain in full force.

         Global Business Resources

         /s/ Peter Goldstein
         -------------------------------------
         Peter Goldstein
         President

All of the foregoing terms agreed to and accepted this 29th day of April, 2002 by the undersigned:

         National Companies, Inc.

         /s/ Dick Loehr
         --------------------------------------
         Dick Loehr
         President & Chairman

The individual signing below on this 29th day of April, 2002 witnessed the signature above and hereby certifies that the above signature is genuine.

By:      /s/
         --------------------------------------
                       As Witness

Name:
         --------------------------------------

November 17, 2000

Board of Directors:
The Nationwide Companies, Inc.
4350 Oakes Road, Suite 512
Davie, Florida 33314

Pursuant to our recent and on going discussions regarding the contemplated role of Global Business Resources, a Florida corporation or assign/s ("GBR") as business consultant to Nationwide Companies Inc., et al. ("NWC"), this letter shall serve as a memorandum of the understanding and agreement ("Agreement") between us.

1. NWC hereby engages GBR to provide the services ("Services") for the benefit of NWC described in the following Paragraph hereof, and pursuant to the terms of this Agreement.

     A)   Preparation of a business plan;

     B) Rendering advise and assistance to NWC's management regarding the operational, organizational and reporting restructuring of NWC as a viable, growth orientated public company;

     C) Rendering advice and assistance to NWC as to the acquisition of a viable and registered public shell in which NWC will merge, effectively becoming a public entity. It is understood that NWC will seek proper legal counsel and provide audited financial statements to assist in a facilitation of the merger.

2. GBR shall provide the above Services on a best efforts basis utilizing such time and effort, as it shall in its sole discretion and good faith deem necessary, appropriate and prudent for the obtainment, by NWC of its business objectives.

     A) Throughout the time of our relationship, GBR, will by discussions and progress reports, keep NWC informed as to our mutual progress. At your discretion, any recommendation proposed may be accepted or rejected by NWC and GBR will proceed accordingly.

     B) The overall success of GBR's work depends upon many factors, including cooperation and attitude of your staff. Further, should we require the assistance of any member of your staff to aid our work; you agree to make reasonable accommodations to provide necessary assistance. As these factors are out of GBR's control, it is understood and agreed that there is no expressed or implied warranty of any general or specific results to the work done under this agreement. The parties agree to do every act and deed, and to timely prepare and execute all of such documents and agreements as may be reasonably required to facilitate the objectives of this Agreement.

                                                        Initials:
                                                                  ----------

3. In consideration for its efforts in providing the Services as described above, NWC shall pay to GBR and/or its assign/s all of the following compensation, and at the times specified below.

     A)   Business Plan Preparation;
     o The fee for this service is $12,000. The initial sum of $6,000.00 will be due and payable to GBR upon execution of the Agreement. Upon receipt of said payment, GBR will commence the creation of the business plan.
     o The remaining payment of $6,000 will be due and payable upon completion of the business plan.

     B)   Consulting Services
     o There will be no charge for consulting and advisory services for the first thirty days following the execution of this agreement.
     o Additinally NWC agrees to pay GBR a monthly fee of $6,000 for a period of no less than six months beginning December 1st. Payment is due and payable in advance on the first of each month.

     C)   Shell Merger

     o It is understood that upon the successful merger of NWC into a public entity, the public shell and/or its assign/s will receive a Five percent (5%) equity interest in NWC in the form of NWC "Class A" Common Stock;

     o    A fee of $75,000.00 is due and payable to GBR as follows:

     o A non refundable fee of $ 37,500 due upon execution of a contract with a viable and registered public shell on or before November 30th .

     o The remaining payment of $ 37,500 due upon the execution of a merger agreement of NWC into said registered shell on or before December 29th.

     D) Additionally, NWC will reimburse any pre-approved reasonable travel incurred by staff assigned, substantiated by receipts attached to the invoice, any costs for reproduction work, binders, supplies, forms, manuals, etc. GBR will invoice at the end of each week for related expenses for the preceding week. Payment on all outstanding fees due GBR are due and payable per the above benchmarks. All balances over five days shall accrue interest at 1.5% per month (APR 18%).

     E) In the unfortunate situation should any dispute arise hereunder, the prevailing party shall be entitled to recover against the non-prevailing party all costs, expenses and attorney's fees incurred by the prevailing party in such dispute, whether or not suit be brought, and such right shall include all such costs, expenses and attorneey's fees through all appeals or other actions.

4. The term of this Agreement shall be for Twenty Four (24) consecutive months, commencing upon the date herein below written. All of the terms and conditions hereof shall remain in full force and shall be fully binding upon each and all existing and future assigns, affiliates and successors to NWC, and shall fully survive any acquisition of NWC or merger of NWC or its assets into any other entity.

5. This Agreement may not be terminated or amended by any means whatsoever, except in writing, duly executed by both parties hereto, which specifically references this document.

6. This Agreement supersedes and renders invalid all prior agreements, both oral and written, between the parties hereto with respect to the subject matter hereof.

7. This Agreement shall be governed by and interpreted in accordance with Florida State Law with venue in Palm Beach County, Florida. The parties waive trial by jury in the event of any dispute.

8. It is expressly understood that though members of our staff may be attorneys, registered financial advisors or accountants, GBR does not practice law, sell securities nor act as Certified Public Accountants. Accordingly, any discussions with GBR on legal matters, tax issues or the buying or selling of securities must be taken up with your own attorney or accountant, stock broker or securities dealer.

9. Non Exclusive. The consulting and advisory services to be rendered hereunder by Global shall be on a non-exclusive basis. Global may render similar and/or dissimilar services to any other person, firm or corporation.

10. Indemnification. The Company will indemnify and hold harmless. Global, its officers, directors, shareholders, managing directors, agents, employees and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, and expenses, joint or several or both (including all fees of counsel and expenses in connection with the preparations for or defense of any claim, action or proceeding), caused by or arising out of an Indemnified Person's action pursuant to this Agreement, except such losses, claims, damages, liabilities or expenses as are found in a final judgment of a court of competent jurisdiction to have resulted primarily from an Indemnified Person's gross negligence or willful misconduct. No Indemnified Person shall have any liability to the Company as a result of such claims, damages, or expenses except for those , which a final judgement of a court of competent jurisdiction determines were incurred primarily as a result of such indemnified persons gross negligence or willful misconduct. The Company will promptly notify an Indemnified Person of the assertion against it or any other person of a claim or the commencement of any action of proceeding relating to transactions contemplated by this Agreement. The provisions contained herein relating to indemnification will survive any termination of this Agreement.

11. No partnership, no agency. Neither party to this agreement is the agent, partner, employee or joint venture of or with the other. Neither party shall act as any of the above for or on behalf of the other, nor in any manner assume or create any financial or other obligation on behalf of the other.

12. Obligations Expressed. This Agreement contains the entire understanding of the parties and no other representation; promise; or agreement; oral or otherwise shall be of any force and effect.

13. Notices. All notices required or given under or in connection with this Agreement shall be given in writing by addressing the same at the following addresses:

               If to the Company:               If to Global:
               The Nationwide Companies, Inc.   Global Business Resources, Inc.
               4350 Oakes Road, Suite 512       22154 Martella Ave.
               Davie, Fl 33314                  Boca Raton, Florida 33433

Each individual signing below individually and personally represents and warrants that he has all of the necessary permission, approvals and authority to fully bind his company to the terms hereof by his signing of this document, and that in so doing, he shall not be in default or breach of any provision or covenant of any other agreement to which he, or the company which he represents, is a party. Facsimile copies of this Agreement signed in counterpart shall be considered for all purposes including delivery as originals and shall be held legally binding by all parties.

         Global Business Resources

         /s/ Peter Goldstein
         -------------------------------------
         Peter Goldstein
         President

All of the foregoing terms agreed to and accepted this 17th day of November, 2000 by the undersigned:

         The Nationwide Companies, Inc.

         /s/ Dick Loehr
         --------------------------------------
         Dick Loehr
         President & Chairman